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                                                                   Exhibit 10.1
                                                                   ------------

DAIWA                                                     [Conformed Copy]


Daiwa Securities America Inc.                     Financial Square  32 Old Slip
                                                        New York, NY 10005-3538
                                        Tel: (212) 612-7000 Fax: (212) 612-7100


                                                March 13, 1998



Maxcor Financial Inc.
Two World Trade Center
84th Floor
New York, NY 10048-0697


         Re:  Agreement for Securities Clearance Services
              -------------------------------------------

Dear Sirs:

         This letter sets forth our agreement (the "Agreement") concerning certain clearing services to be performed by Daiwa Securities America Inc. ("Daiwa") for Maxcor Financial Inc. ("Introducing Firm") with respect to transactions of Approved Counterparties (as defined below) in the securities specified in Exhibit A hereto ("Specified Securities"). It is understood and agreed that this Agreement is contingent upon the approval of the New York Stock Exchange, Inc. ("NYSE"). When so approved and signed by us, this Agreement shall replace in its entirety the Agreement for Securities Clearance Services between Daiwa and Introducing Firm dated June 7, 1993, revised December 27, 1993.

1.       Certain Definitions

         A. "Applicable Rules" are, to the extent applicable, the Securities Act of 1933 and The Exchange Act of 1934, all rules and regulations thereunder and interpretations by the Securities and Exchange Commission, the rules and regulations of the National Association of Securities Dealers ("NASD") and the NYSE, all as in effect from time to time.

                         Member of all Major Exchanges

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         B. An "Approved Counterparty" is a dealer trading with Introducing
Firm or a customer of Introducing Firm, which Daiwa as of the date of this Agreement is accepting as a counterparty for trades brokered by Introducing

Firm or to which Daiwa hereafter sends a letter in the form of Exhibit B and which, in either case, Daiwa continues to consider acceptable; provided, however, that (i) Daiwa will make no material changes to the form of Exhibit B without the prior consent of Introducing Firm and (ii) any decision by Daiwa to change the status of an Approved Counterparty will be communicated either orally and followed by fax or in writing to Introducing Firm in advance of its implementation.

         C. A "Back-to-Back Transaction" occurs where Introducing Firm (i) has executed in a recorded conversation a sale by an Approved Counterparty to be settled by Daiwa ("Side One") of Specified Securities and a buy to be settled by Daiwa by another Approved Counterparty of Specified Securities ("Side Two"),
(ii) has confirmed that Side One and Side Two agree on all details of the trade that must be met in order to settle (i.e. that Side One and Side Two are Validated Transactions) and (iii) has transmitted Side One and Side Two to Daiwa on the same day.

         D. "Clearing Corporation" means CEDEL/Euroclear or any other clearing organization that settles Transactions that Daiwa clears for Introducing Firm.

         E. A "Matching Back-to-Back Transaction" is a Back-to-Back Transaction with respect to which the counterparty to Side One and Side Two have both submitted instructions to the Clearing Corporation in the form required to settle Side One and Side Two, and a "Matching Transaction" is a Back-to-Back Transaction with respect to which only one counterparty has submitted instructions to the Clearing Corporation in the form required to settle the side to which such counterparty is a party.

         F. "Transactions" are any trades transmitted by Introducing Firm hereunder to Daiwa for clearing and settlement.

         G. A "Validated Transaction" is a sale or purchase of Specified Securities with an Approved Counterparty for which the Introducing Firm has confirmed all of the trade details necessary for settlement.


2.       Responsibilities of Introducing Firm

         A.        Transmitting Transactions

         Introducing Firm shall execute orders for purchases and sales of Specified Securities by Approved Counterparties and transmit the Transactions to Daiwa three times a day, at approximately 12:00 p.m. and 3:00 p.m., and by no later than 6:00 p.m. (the last of which being referred to as the "Cut-Off Time"). Any Transactions that Daiwa receives after the Cut-Off Time shall be subject to the additional fees set forth on Schedule A hereto.

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          (i)      Transmitting Back-to-Back Transactions

         Introducing Firm shall not transmit to Daiwa any Transaction that, by the Cut-Off Time, is not a Back-to-Back Transaction, with the following exception. Introducing Firm may transmit only Side One or Side Two, if at the end of the trading day one of the two sides is not a Validated Transaction, subject to the aggregate amount of such one-sided Transactions not exceeding a limit established by Daiwa and communicated to Introducing Firm from time to time. Introducing Firm shall exert reasonable best efforts to transmit a Validated Side One or Side Two the following business day. If introducing Firm has not done so by the end of the day after the settlement date, Daiwa may, upon prior notice to Introducing Firm, on the second day after settlement date buy in or sell out the securities to settle the other side. Introducing Firm shall be liable for all loss, costs and expenses relating thereto to the extent set forth in Sections 2.D. and 5.A.The foregoing right of Introducing Firm to delay the transmission of one side is subject to (i) termination at any time that Daiwa deems that it is no longer prudent to accept only one side and (ii) satisfactory amounts on deposit in the Collateral Account, in Daiwa's sole discretion. In any event, such one-sided Transactions shall give rise to the additional fees established in Section 3.A. (iii) and Schedule A, regardless of when after trade date Introducing Firm transmits to Daiwa the other side of the Transaction.

         B.       Responsibility for Accounts

         Except as otherwise specified in this Agreement, Introducing Firm shall be solely responsible for the opening, approving and monitoring of counterparties (the "Accounts"), and ensuring that Transactions are in compliance with the Applicable Rules. Such responsibility, where applicable, includes, but is not limited to:

         (i) Using due diligence to learn and on a continuing basis to know the essential facts of each customer, knowing all persons holding power of attorney over any Account, being familiar with each order in any Account and at all times to comply fully with Rule 405 of the NYSE and the Rules of Fair Practice of the NASD, and any interpretations thereof, and all similar Applicable Rules; (ii) selecting, investigating, training and supervising all personnel who open, approve or authorize transaction in the Accounts; (iii) establishing written procedures for the conduct of the Accounts and ongoing review of all Transactions in Accounts, and maintaining compliance and supervisory personnel adequate to implement such procedures; (iv) determining the suitability of all Transactions; (v) ensuring that there is a reasonable basis for all recommendations made; (vi) determining the appropriateness of the frequency of trading in Accounts;
                  (vii) determining the authorization and legality of each transaction in the Account; (viii) determining the amount of any difference between the prices paid or received by an Account for a Specified Security and the prices paid or received by Daiwa for said Specified Security; (ix) obtaining and maintaining all documents necessary for the performance of Introducing Firm's responsibilities under this Agreement and retaining such documents in accordance with all the Applicable Rules; (x) responding to all its customer inquiries and complaints, and promptly notifying

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                   Daiwa in writing of complaints concerning Daiwa; (xi)
                   arranging for completion of all Daiwa forms and providing any supporting documents required for the opening and maintenance of the Account and (xii) promptly furnishing Daiwa with all information concerning its customer and Introducing Firm's relationship with its customer and any related documents that Daiwa may reasonably require. Nothing herein shall restrict Daiwa from making any further inquiry or investigation as Daiwa deems necessary.

         C.       Volume Limitations

         Introducing Firm shall not transmit to Daiwa more than the number of Transactions per day that Daiwa informs Introducing Firm from time to time constitute the Introducing Firm's volume limit, as set by Daiwa in its reasonable discretion, acting in good faith. Any Transactions in excess of the volume limitation, as in effect from time to time, may be rejected by Daiwa, unless Daiwa has earlier indicated orally or in writing in the course of the applicable day that it will accept such Transactions.

         D.       Indemnification

         Introducing Firm agrees to indemnify and hold harmless Daiwa, its officers, directors, employees and affiliates, against any and all losses, costs, claims and expenses (including reasonable attorneys' fees), as incurred,
(a) arising out of (i) Daiwa acting as clearing broker for Introducing Firm pursuant to this Agreement, (ii) the negligence of Introducing Firm, its failure to perform its obligations under this Agreement or the willful misconduct of Introducing Firm, and (b) constituting Introducing Firm Failure Costs or Counterparty Failure Costs (all referred to as "Indemnified Losses"), but excluding Credit Failure Costs, as defined in Section 5.B., any indirect or consequential losses, lost opportunity costs, or any Indemnified Loss caused by Daiwa's negligence, its failure to perform its obligations under this Agreement, or its willful misconduct. Daiwa shall give Introducing Firm prompt written notice of any matter that may constitute an Indemnified Loss hereunder, and, if the Indemnified Loss involves a third-party claim, the Introducing Firm may, but shall not be obligated to, assume the defense thereof with counsel of its own choosing and at its own expense.

         E.       Recording, Retaining Tapes

         Introducing Firm shall record every trading conversation with counterparties to Transactions and shall retain tapes of all such conversations for at least thirty business days, and longer with respect to specified days, Approved Counterparties or Transactions if Daiwa so requests, either orally and confirmed by fax or in writing.

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3.       Responsibilities of Daiwa

         A.       Clearing

         Subject to the exception described in Section 2. A.(i), Daiwa is obligated to clear only Matching Back-to-Back Transactions and Matching Transactions with Approved Counterparties in Specified Securities, which entails Daiwa taking a position as a fully disclosed principal on Side One and on Side Two of Matching Back-to-Back Transactions (or, in the case of Matching Transactions on the side that is matched) pursuant to the following procedure.

         (i) Upon receipt of a transmission of Back-to-Back Transactions from Introducing Firm, Daiwa may, but is not obligated to, check whether all or any number of such Transactions fail to meet the definition of a Back-to-Back Transaction. Subject to the exception established in Section 2.A.(i), any Transaction that does not meet the definition of a Back-to-Back Transaction may be rejected by Daiwa, and Daiwa shall not, unless the Transaction is subsequently accepted by Daiwa, be principal to the counterparty nor carry the position on its books.

         (ii) Daiwa shall download to the Clearing Corporation by either the end of the day of trade date or, with respect to Transactions transmitted after the Cut-Off Time, on T +1, the trade details received from Introducing Broker for each Transaction that Daiwa has not rejected pursuant to subsection (i) above.

         (iii) On the business day following the download of information regarding any Transaction to the Clearing Corporation, Daiwa shall review a report from the Clearing Corporation indicating whether any Transactions were not Back-to-Back Transactions or were not Matching Back-to-Back Transactions. In either case, if Introducing Firm has transmitted any Transaction to Daiwa other than a Back-to-Back Transaction, Introducing Firm shall pay to Daiwa the applicable fees set forth in Schedule A, and, as set forth in Section 5.A., Introducing Firm shall reimburse Daiwa for all Introducing Firm Failure Costs. Daiwa shall settle as fully disclosed principal any Transactions for which it has sent a confirmation, pursuant to Section 3.B. The sending of a confirmation shall mean that Daiwa has taken a position as principal and is therefore carrying such Transactions on its books, notwithstanding that Introducing Firm remains financially responsible to Daiwa hereunder for any Introducing Firm Failure Costs and Counterparty Failure Costs. Upon prior notice to Introducing Firm, Daiwa may take commercially reasonable action to settle or liquidate any unmatched Back-to-Back Transactions for which it has sent a confirmation to the counterparty and has submitted settlement instructions to the Clearing Corporation.

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         B.       Confirmations

         No later than T+ 1 or one day after Daiwa has received a Transaction, whichever is later, Daiwa shall deliver confirmations to all counterparties on Transactions that Daiwa has not rejected pursuant to Section 3.A.(i) hereof and that Daiwa is obligated to transmit to the Clearing Corporation, pursuant to
Section 3.A.(ii). From the time that Daiwa transmits a confirmation with respect to a Transaction pursuant to this Section 3.B, it shall be acting as principal for and carrying such Transaction on its books for regulatory capital purposes.

         C.       Revenue; Fees

         Daiwa shall receive on settled Matching Back-to-Back Transactions and Matching Transactions revenue in the form of commissions of Introducing Firm or the spread between Side One and Side Two. Daiwa shall remit to Introducing Firm within five business days of the end of each calendar month such amounts remaining after Daiwa deducts (i) its fee, as established in Schedule A, including any additional fees set forth therein for transmissions after the Cut-Off Time pursuant to Section 2.A. and for transmissions of non Back-to-Back Transactions pursuant to Section 3.A (iii) ("Fees"), (ii) Introducing Firm Failure Costs, (iii) Counterparty Failure Costs and (iv) amounts for any Indemnified Losses.

         Daiwa shall furnish Introducing Firm with a detailed supporting schedule with each revenue payment. Daiwa's determination of the amount payable to Introducing Firm with respect to any calendar month shall be conclusive and binding on the parties hereto if Introducing Firm does not object thereto in writing, with details of its objections, within thirty (30) days after its receipt of such supporting schedule and any reasonably requested additional information with respect thereto, provided such request is made no later than 15 days after initial receipt of the supporting schedule.

         D.       Safekeeping/Credit

         Daiwa shall be responsible for (i) the delivery and receipt of funds and/or Specified Securities to and from Accounts, as applicable, and for the transfer of Specified Securities to and from Accounts and (ii) the receipt, timely delivery and safeguarding of funds and securities and maintenance of books and records (including preparation and timely transmittal of the trade confirmations and statements) relating to all Transactions settled by Daiwa pursuant to Section 3.A.

         Although Daiwa in no way undertakes to extend credit to any Approved Counterparty, if it were to do so, any credit shall be extended in compliance with Regulation T, Rule 431 of the NYSE Rules and any other applicable margin regulations.

         E.       Indemnification


         Daiwa agrees to indemnify and hold harmless Introducing Firm, its officers, directors, employees and affiliates, against any and all losses, costs, claims and expenses (including

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reasonable attorneys' fees), as incurred, (a) caused by (i) Daiwa's failure to perform its obligations under this Agreement or (ii) Daiwa's negligence or willful misconduct or (b) constituting Credit Failure Costs, as defined in
Section 5.B. (all referred to as "IF Indemnified Losses"), but excluding any indirect or consequential losses, or lost opportunity costs. The Introducing Firm shall give Daiwa prompt written notice of any matter that may constitute an IF Indemnified Loss hereunder, and, if the IF Indemnified Loss involves a third party claim, Daiwa may, but shall not be obligated to, assume the defense thereof with counsel of its own choosing and at its own expense.

         F.       Reports

         Daiwa will provide Introducing Firm with same-day reports of Transactions that do not constitute Back-to-Back Transactions and with daily morning reports, starting with T+l, of Transactions that are not Matching Transactions.


4.       Separate Responsibilities

         Pursuant to NYSE Rule 382, the parties have allocated between themselves in this Agreement responsibility for compliance with all applicable laws, rules and regulations of the SEC, NYSE and NASD. In addition, for purposes of the Securities and Exchange Commission's financial responsibility rules and SIPC, the Introducing Firm's customers will be considered customers of Daiwa and not customers of the Introducing Firm; provided, however, that nothing in this Section shall cause the Introducing Firm's customers to be construed or interpreted as customers of Daiwa for any other purpose or to negate the intent of any other Section of this Agreement, including, but not limited to, the delineation of responsibilities as set forth elsewhere in this Agreement.

         Each party shall be solely responsible for (i) adherence to Applicable Rules and for the supervision of its own operations area and personnel; (ii) compliance with all restricted/control stock requirements, as applicable to it;
(iii) compiling and filing its respective regulatory reports, as applicable; and (iv) supplying the other with reasonable access to its relevant records and supplying any information in its possession reasonably requested by such party in order for both parties to properly perform their respective functions under the Agreement. Each party shall be responsible for its own errors with respect to this Section 4.


5.       Failure to Match; Failure to Settle; Responsibilities of the Parties


         A.       Not Back-to-Back Transactions/Introducing Firm Failure

         In the event Daiwa receives a Transaction that does not meet the definition of a Back-to-Back Transaction for any reason, including without limitation, (i) the failure of Introducing Firm to transmit to Daiwa Validated Transactions or (ii) the failure of Introducing Firm to transmit to Daiwa Side One and Side Two on the same day, Introducing Firm shall have full responsibility

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for, and shall pay to Daiwa upon demand, all amounts constituting Daiwa's reasonable out-of-pocket costs (whether or not already paid), losses and expenses (including reasonable attorneys' fees) arising therefrom including, without limitation, costs to buy-in, borrow or sell-out the securities, to compel performance by the counterparty, or to pay additional personnel or overtime, but only if such additional personnel or overtime costs are beyond the ordinary course of business. All of the foregoing are referred to as "Introducing Firm Failure Costs". Also, Introducing Firm shall be obligated to pay the applicable fees set forth in Schedule A.

         B.       Settlement Failure/Counterparty Failure

         In the event Daiwa has transmitted a Back-to-Back Transaction to the Clearing Corporation that becomes a Matching Back-to-Back Transaction but that
(i) fails on settlement date due to failure of the counterparty to deliver securities or cash or (ii) fails to become a Matching Back-to-Back Transaction because of the failure of the counterparty to either Side One or Side Two to send to the Clearing Corporation adequate instructions required for settlement, but excluding in either case counterparty failure due to actual or impending bankruptcy or similar insolvency proceedings or credit issues ("Credit Failure Costs"), Introducing Firm shall be responsible for, and shall pay to Daiwa upon demand, all amounts constituting Daiwa's reasonable out-of-pocket costs (whether or not already paid), losses and expenses (including reasonable attorneys' fees) arising from such fail, including, without limitation, costs to buy-in, borrow or sell-out securities, to compel performance by the counterparty, to pay additional personnel or to pay overtime, but only if such personnel or overtime costs are beyond the ordinary course of business. All of the foregoing costs, losses, and expenses are referred to herein as the "Counterparty Failure Costs".

         C.       Suspension of Certain Trading

         If at any time the number of Transactions (either Side One or Side
Two), with respect to which the counterparty has not provided Clearing Corporation with matching instructions, reaches an amount that Daiwa finds unacceptable Daiwa may, acting in good faith, suspend accepting Transactions from Introducing Firm, with respect to that counterparty, immediately upon written or oral notice, until such time that Daiwa decides that it is prudent to resume accepting such Transactions hereunder.

         If at any time the number of Transactions that are not Back-to-Back

Transactions reaches an amount that Daiwa finds unacceptable (subject to Section 2.A.(i)), Daiwa may, acting in good faith, suspend accepting Transactions from Introducing Firm immediately upon written or oral notice, until such time that Daiwa decides that it is prudent to resume accepting Transactions hereunder.

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         D.       Regulatory Capital

         It is understood that in no event shall Introducing Firm Failure Costs, Counterparty Failure Costs or Indemnified Losses include any costs or expenses of Daiwa incurred in connection with capital charges for Transactions, unless Daiwa is required to obtain capital in addition to the amount it normally has as excess net capital as a result of the failure of Introducing Firm to perform its obligations under this Agreement.


 6.       Introducing Firm Representations and Covenants
          Introducing Firm represents, warrants and covenants to Daiwa as follows:

         (i)      It is a member in good standing of the NASD.

         (ii) It is and during the term of this Agreement will remain duly registered or licensed and in good standing as a broker/dealer under the Applicable Rules.

         (iii) It has all the requisite authority in conformity with all Applicable Rules to enter into this Agreement and to retain the services of Daiwa in accordance with the terms hereof and has taken all necessary action to authorize the execution of this Agreement and the performance of the obligations hereunder.

         (iv) It is in compliance, and during the term of this Agreement will remain in compliance with (a) the capital and financial reporting requirements of any and all national securities exchange or other securities exchange and/or securities association of which it is a member, (b) the capital requirements of the Securities and Exchange Commission and
                  (c) the NASD Rules of Fair Practice.

         (v) It shall provide representatives of any governmental body having jurisdiction over the respective businesses of the parties with reasonable access to the records relating to Accounts and their owners.

         (vi) It shall keep confidential any information it may acquire as a result of this Agreement regarding the business and affairs of Daiwa, which requirements shall survive the termination of this Agreement.



7.       Daiwa Representations and Covenants

         Daiwa represents, warrants and covenants to Introducing Firm as follows:

         (i) Daiwa is a member in good standing of the NASD and of the NYSE.

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         (ii)     Daiwa is and during the term of this Agreement will remain duly licensed and in good standing as a broker/dealer under the Applicable Rules.

         (iii) Daiwa has all the requisite authority, in conformity with all Applicable Rules to enter into and perform this Agreement and has taken all necessary action to authorize the execution of this Agreement and the performance of the obligations hereunder.

         (iv) Daiwa is in compliance, and during the term of this Agreement will remain in compliance with (a) the capital and financial reporting requirements of every national securities exchange and/or other securities exchange or association of which it is a member, (b) the capital requirements of the Securities and Exchange Commission and (c) the NASD Rules of Fair Practice.

         (v) The names and addresses of Introducing Firm's customers which have or which may come to Daiwa's attention in connection with the clearing and related functions it has assumed under this Agreement are confidential and shall not be utilized by Daiwa except in connection with the functions performed by Daiwa pursuant to this Agreement. Notwithstanding the foregoing, should any customer of Introducing Firm request, on an unsolicited basis that Daiwa become its broker, acceptance of such Account by Daiwa shall in no way violate this representation and warranty, nor result in a breach of this Agreement.

         (vi) Daiwa shall keep confidential any information it may acquire as a result of this Agreement regarding Introducing Firm's business and affairs, which requirement shall survive the termination of this Agreement.


8.       Nature of Relationship

         A. Daiwa shall limit its services pursuant to the terms of this Agreement to that of the clearing and the specified related functions described herein, and Introducing Firm shall not hold itself out as an agent of Daiwa or of any subsidiary or company controlled directly or indirectly by or affiliated with Daiwa. Neither this Agreement nor any operation hereunder shall create a general or limited partnership, association or joint venture or agency relationship between the parties.

         B. Introducing Firm shall not, without the prior written approval of Daiwa, place any advertisement in any newspaper, publication, periodical or any other media if such advertisement in any manner makes reference to Daiwa or to the clearing arrangements set forth in this Agreement; provided, however, that the public parent company of Introducing Firm may name Daiwa and accurately describe this Agreement in any filing such company makes with the Securities and Exchange Commission pursuant to either the Securities Act of 1933 or the Securities Exchange Act of 1934.

         C. Should Introducing Firm in any way hold itself out as, advertise or represent that it is the agent of Daiwa, Daiwa may, at its option, terminate this Agreement and Introducing Firm shall be liable for any loss, liability, damage, claim, cost or expense (including but not limited to reasonable fees and expenses of legal counsel) sustained or incurred by Daiwa as a result of such a representation of agency or apparent authority to act as an agent of Daiwa or agency by estoppel.


9.       Deposit of Collateral


         A. To ensure Introducing Firm's performance of its obligations under this Agreement (including, without limitation, the payment of Fees, Introducing Firm Failure Costs, Counterparty Failure Costs and Indemnified Losses), there shall be established a securities holding account with Daiwa to be opened in the name of Introducing Firm and designated as the Introducing Firm Collateral Account (the "Collateral Account"). The Collateral Account shall at all times contain cash, securities, or a combination of both, having a market value of not less than the sum required by Daiwa as of the date of this Agreement; provided that Daiwa shall have the right, in its reasonable discretion, to increase upon not less than three business days notice to Introducing Firm, the Collateral Amount to reflect materially changed conditions relating to the Introducing Firm or its business or an unusually high number or value of unresolved errors or fails with respect to Transactions (the "Collateral Amount"). Said securities shall consist only of direct obligations issued by or guaranteed as to principal and interest by the United States and such other securities as Daiwa may in writing consent to, in its sole discretion, from time to time. As collateral security for all of its obligations to Daiwa under and with respect to this Agreement, Introducing Firm hereby pledges, assigns and grants a first priority security interest and lien to Daiwa in and upon all property from time to time now or hereafter in the Collateral Account, and Daiwa shall have all rights and remedies with respect thereto of a secured party under the New York Uniform Commercial Code or other applicable law, as well as its other rights hereunder. Introducing Firm represents and warrants that any Collateral shall be free of any lien, pledge or interest other than that of Daiwa. Introducing Firm shall be entitled to receive all cash distributions made on or in respect of the securities unless the market value of the cash and/or securities in the Collateral Account is less than the Collateral Amount. If the Collateral Account consists of cash, Daiwa shall pay interest to the Introducing Firm on this cash held from time to time at an agreed upon rate. If at any time the market value of the cash and/or securities in the Collateral Account fall below 90% of the Collateral Amount, as determined by Daiwa, Daiwa may, by notice to Introducing Firm, demand that Introducing Firm deliver additional collateral to the Collateral Account no later than the third following business day to increase the market value to the full Collateral Amount.

         B. Except as provided herein, Introducing Firm shall not have access to, nor have any right to transfer or withdraw any cash or securities from, the Collateral Account without the prior written consent of Daiwa. The Collateral Account shall not be deemed to be margin for any Approved Counterparty accounts.

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         C. Daiwa shall have the right to deduct the amount of any and all amounts owed to Daiwa hereunder, including without limitation, Fees, Introducing Firm Failure Costs and Counterparty Failure Costs and Indemnified Losses, from the securities collateral, and, in such event, Daiwa shall have the right to liquidate the securities in a commercially reasonable manner; provided, however, Daiwa agrees to deduct the foregoing amounts first from revenue, pursuant to Section 3.C. and then, to the extent revenue is insufficient, from the Collateral Account. Any amounts deducted from revenue or the Collateral Account, which are subsequently determined (by Daiwa, mutual agreement, arbitration or otherwise) to be incorrect, excessive or otherwise not the responsibility of Introducing Firm, shall be promptly reimbursed by Daiwa to Introducing Firm together with interest thereon (from the date of deduction to the date of reimbursement) calculated at a comparable Treasury rate.

         D. Within thirty (30) days of the termination of this Agreement, Daiwa will (a) effect the payment and delivery to Introducing Firm of the funds and/or securities in the Collateral Account, less any amounts Daiwa is entitled to withdraw under the preceding paragraph; provided, however, that Daiwa may retain in the Collateral Account such amount as it reasonably deems appropriate for its protection from any claim or proceeding of any type then threatened or pending, until the final determination thereof is made, and (b) deliver or cause to be delivered to Introducing Firm (without the reproduction or other copying thereof) all documents and other materials, including customer lists, prepared in connection with this Agreement or the business of Introducing Firm, except for such documents and other materials as Daiwa may have destroyed in the normal course of its business or may be required to keep for regulatory purposes or otherwise as may be required by law. In any event, Daiwa agrees that no such documents or other materials will be distributed by it to any person or group in or outside Daiwa that does not have responsibility for the administration, legal or audit review of this Agreement or transactions thereunder.



10.      Assignment

         This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns. Introducing Firm may not assign its rights and/or obligations hereunder without the prior written consent of Daiwa, except pursuant to a merger or other business combination with another wholly-owned subsidiary of Maxcor Financial Group Inc. in which the resulting entity has a net worth at least equal to that of the Introducing Firm as of the date hereof.


11.      Amendments; Waiver; Integration

         Any amendment or supplement to this Agreement and any waiver of any rights hereunder must be in writing signed by the Parties. Further, without limiting the foregoing, no failure to enforce a right, no act or pattern of conduct shall constitute an amendment, supplement or waiver. This Agreement supersedes all other agreements between the parties with respect to the subject matter hereof.

12.      Governing Law

         This agreement shall be construed and interpreted in accordance with the internal laws of the state of New York without reference to choice of law principles.


13.      Arbitration

         Each party agrees that any claim, dispute, grievance or controversy arising under this Agreement or any Transactions executed or arising therefrom or thereunder shall be settled by arbitration pursuant to and in accordance with Article XI of the NYSE Constitution and the NYSE Arbitration Rules. Each party further agrees to service of process in any arbitration proceeding by mailing of copies thereof (by registered or certified mail, if practicable) postage prepaid, or by telex, to it at an address for notices under this Agreement; and agrees that nothing herein shall affect the other party's right to effect service of process in any other manner permitted by NYSE Arbitration Rules, and that each party shall have the right to bring a proceeding for enforcement of a judgment entered by any arbitration panel against the other party in any court or jurisdiction in accordance with applicable law.


14.      Termination

         This Agreement may be terminated by either party upon thirty days' written notice given to the other party at any time, or immediately upon written notice following an Event of Default which event shall occur if (i)

either party shall fail to perform or observe any term, covenant or condition to be performed or observed by it hereunder and such failure shall continue to be unremedied for a period of five business days after written notice from the non-defaulting party to the defaulting party specifying the failure and demanding that the same be remedied; (ii) any representation or warranty made by either party shall prove to be incorrect at any time in any material respect; (iii) a receiver, liquidator or trustee of either party, or of any material property held by either party, is appointed by court order; or either party is adjudicated bankrupt or insolvent; or any of its material property is sequestered by court order and such order is not appealed and stayed within fifteen days of its entrance; or a petition is filed against either party under the bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect and is not dismissed within fifteen days of such filing, or (iv) either party makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee or liquidator of either party, or of any property held by either party.

15.      Notices

         Written notices shall be properly made if hand delivered, mailed (registered mail) or telecopied ("faxed") to the party entitled to receive such notices at the following address or telephone number:

                           To Introducing Firm:
                           Maxcor Financial Inc.
                           2 World Trade Center - 84th Floor
                           New York, N.Y. 10048-0697
                           Tel. No:   212-748-7040
                           Fax No.:   212-748-7049
                           Attn.:     Susan J. Tysk, Senior Vice President
                                      and Assistant Treasurer

                           To Daiwa:
                           Daiwa Securities America Inc.
                           Financial Square
                           32 Old Slip
                           New York, New York 10005
                           Tel. No.:  212 612-6494
                           Fax No.:   212 612-7131
                           Attn.:     Thomas S. Dillon, Executive Vice President
                                      Correspondent Services

16.      Miscellaneous


         There will be no Account opened on behalf of any employee or officer of any New York Stock Exchange member organization, self-regulatory organization or other financial institution without the prior written consent of Daiwa.

         This Agreement and all transactions in the Accounts, will be subject to the applicable constitution, rules, by-laws, regulations and customs of any securities market, association, exchange or clearing house where such transactions are effected, and also to all applicable NYSE and NASD Rules and to all U.S. federal and state laws and regulations.

         All telephone conversations in connection with Transactions under the Agreement may be electronically recorded and may be used to resolve any uncertainty or any dispute arising in connection with this Agreement or any transaction hereunder.

         Please indicate your agreement with the foregoing by signing and returning the enclosed copy of this letter.


                                        Very truly yours,

                                        DAIWA SECURITIES AMERICA INC.


                                        /s/ Daiwa Securities America Inc.
                                        ---------------------------------

ACCEPTED AND AGREED TO AS OF
THE DATE FIRST SET FORTH ABOVE:


MAXCOR FINANCIAL INC.


 /s/ Maxcor Financial Inc.
--------------------------

                                   Exhibit A
                                   ---------


                        Schedule of Specified Securities
                        --------------------------------



1.       Securitized Adjustable Rate Mortgages

2.       Asset-backed Securities bearing a credit rating of AA or better

3. Collateralized Mortgage Obligations bearing a credit rating of AA or better

4.       GNMA, FNMA and Freddie Mac Securities

5.       Brady Bonds

6.       U.S. Government and Agency Securities

7.       Sovereign Debt - EuroClear/CEDEL/DTC Eligible

8.       Euro Bonds

9.       Corporate Securities

10.      Convertible Bonds

11.      Municipal Securities

                                   Exhibit B
                                   ---------

                               [Daiwa Letterhead]
                                                          ___________, 19____


[Customer Name and Address]

Re      [Name of Introducing Firm]:
        Allocation of Brokerage Account Responsibilities
        ------------------------------------------------


Ladies and Gentlemen:

         As you know, your account has been introduced to Daiwa Securities America Inc. ("Daiwa") by your brokerage firm _______ ("XXX"), for the purpose of Daiwa clearing trades, as fully-disclosed principal, in certain specified securities pursuant to the clearing service agreement between XXX and Daiwa.

         Once Daiwa enters a trade on its books, you will be considered a customer of Daiwa for purposes of the Securities and Exchange Commission's financial responsibility rules and the Securities Investor Protection Act. Nothing herein shall cause customers of XXX to be construed as customers of Daiwa for any other purpose.

         In establishing this relationship, XXX is acting solely on your behalf and not on behalf of or as the agent of Daiwa. XXX shall remain responsible for the ongoing relationship with you, and for the following:

         - Learning your investment objectives and opening, approving and monitoring your account, and in all respects complying with Rule 405 of the New York Stock Exchange.

         - Reviewing your account and all orders in it and supervising all investment advice.

         - Accepting or rejecting your orders and correcting errors in trade details in order to transmit only matching transactions to Daiwa.

         - Ensuring that all the transactions conducted in your account are in compliance with all applicable law and rules.

         - Responding to any inquiries or complaints you may make concerning your account.

Allocation of Brokerage Account Responsibilities
Page 2

         - Supervising all functions performed by XXX's employees, including, investment advisory, sales, trading and account opening and approving activities.

         Additionally, XXX is responsible to Daiwa for supplying all documentation required by Daiwa, notwithstanding the fact that Daiwa has at all times the right to contact you directly regarding its information requirements. Daiwa has at all times the right, exercisable in its sole discretion, to refuse to accept orders for your account.

         Daiwa will be responsible for the following:

         Clearing, as principal, transactions in your account pursuant to XXX's instruction.

         -        Maintaining books and records and filing regulatory reports.

         - Delivering from and receiving funds and securities for your account, receiving and holding dividends or interest and handling exchange or tender offers, rights, warrants and redemptions, all in accordance with the last instructions received either from you or XXX.

         -        Safeguarding funds and securities.

         -        Preparing and transmitting confirmations and statements.

         Any questions you may have concerning the conduct of your account should be addressed directly to XXX.

         You agree that any and all telephone conversations between us with respect to the contemplated transactions may be tape recorded and you hereby waive further notice of tape recording. In the event of any dispute, tapes can be used in any forum in which a dispute is sought to be resolved.


                                     Very truly yours,


                                     By:
                                        ------------------------------------
                                     DAIWA SECURITIES AMERICA INC.
                                     Thomas S. Dillon
                                     Executive Vice President
                                     Head of Sales & Administrative Services
                                     Correspondent Services Division

                                                                     Schedule A
                                                                     ----------


Schedule A has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.